Exhibit 99.1
NEWS RELEASE

NCI Building Systems Reports
Third Quarter 2018 Results

HOUSTON, TX, August 28, 2018 - NCI Building Systems, Inc. (NYSE: NCS) (“NCI” or the “Company”) today reported financial results for its third fiscal quarter ended July 29, 2018.
Third Quarter 2018 Financial and Operational Highlights:

•	Sales rose 16.9% to $548.5 million for the quarter, compared to $469.4 million in the prior year’s third quarter

•	Gross profit was $133.4 million or 24.3% of sales, compared to $115.0 million or 24.5% of sales, in the prior year’s third quarter

•
Net income was $36.0 million for the quarter, compared to $18.2 million in the prior year’s third quarter. Adjusted Net Income was $33.9 million this quarter, compared to $19.6 million in the prior year’s third quarter

•
Net income per diluted common share for the quarter was $0.54, compared to $0.25 in the prior year’s third quarter. Adjusted Net Income was $0.51 per diluted common share, compared to $0.27 in the prior year’s third quarter

•	Adjusted EBITDA was $63.3 million, or 11.5% of revenues, for the quarter, compared to Adjusted EBITDA of $50.4 million, or 10.7% of revenues, in the prior year’s third quarter

•	Total consolidated backlog increased to $650.9 million, up 12.1% year-over-year
Commenting on the quarter, Donald R. Riley, NCI’s President and Chief Executive Officer, said, “Our third quarter results continue to demonstrate our commitment to maintaining commercial discipline across all of our businesses in an environment of increasing input costs. Led by a solid performance from our Buildings and Components segments, we are pleased to have seen volume increases and the successful execution of our adjacency strategy for Insulated Metal Panels and doors. NCI’s backlog and bookings continue to support our favorable outlook for fiscal 2018 and beyond. We believe we are well positioned to finish 2018 with positive year-over-year improvement in both revenue and Adjusted EBITDA.”
Third Quarter 2018 Results
Sales in the third quarter of fiscal 2018 increased to $548.5 million, up 16.9%, from $469.4 million in last year's third fiscal quarter, primarily due to continued commercial discipline in the pass-through of higher material costs across all the segments, combined with volume growth in both the Engineered Metal Building and Metal Components segments.
Gross profit increased 16.0% to $133.4 million in the quarter, compared to $115.0 million in the third quarter of fiscal 2017 and was up sequentially from $104.1 million in the second quarter of fiscal 2018. Gross profit margins were 24.3% for the third quarter of fiscal 2018, compared to 24.5% in the third quarter of fiscal 2017 and were up sequentially 150 basis points from 22.8% in the second quarter of fiscal 2018. Gross margins in the third quarter were lower than the third quarter of the prior year primarily as a result of product mix in the IMP segment.
Engineering, selling, general and administrative (“ESG&A”) expenses were $79.0 million for the quarter, compared to $76.3 million in the prior year’s third fiscal quarter. As a percentage of revenues, ESG&A expenses were 14.4% in the fiscal 2018 third quarter compared to 16.3% in the prior year’s third fiscal quarter. The year-over-year increase in ESG&A expenses is primarily in support of increase sales volumes during the period.
Operating income for the quarter was $54.5 million, compared to $34.1 million in the third quarter 2017. Adjusted Operating Income, a non-GAAP financial measure which excludes certain special items, increased 42.4% to $52.0 million in the current quarter, compared to $36.5 million in the same period last year.
Net income applicable to common shares in the quarter was $35.8 million, or $0.54 per diluted common share, compared to net income of $18.1 million, or $0.25 per diluted common share in the prior year’s third quarter. Net income was impacted by the following special items: a $4.7 million gain on insurance recovery; a $1.0 million gain of the disposition of a non-strategic product line and a reduction of $0.4 million of restructuring and impairment charges, partially offset by a $3.6 million charge related to strategic development and acquisition related costs and $0.7 million associated tax effect of these items. Excluding the impact of these special items, third quarter 2018 Adjusted Net Income, a non-GAAP measure, was $33.9 million, or $0.51 per diluted common share, compared to $19.6 million, or $0.27 per diluted common share, in the prior year’s third quarter.
Adjusted EBITDA, a non-GAAP measure, defined in accordance with the Company's credit agreement as earnings before interest, taxes, depreciation and amortization, and certain other cash and non-cash items, was $63.3 million this quarter, compared to $50.4 million in the prior year’s third quarter. Please see the reconciliation of Adjusted Operating Income, Adjusted Net Income and Adjusted EBITDA in the accompanying financial tables.
Cash and cash equivalents at the end of the third quarter were $43.3 million, compared to $45.9 million at the end of the third quarter of fiscal 2017. Cash and cash equivalents increased sequentially by $8.0 million from $35.3 million at the end of the second quarter of fiscal 2018 due to improved working capital management year-over-year, lower taxes and lower interest rates. NCI’s net debt leverage ratio (net debt/Adjusted EBITDA) at the end of the third quarter was 1.95x. As of July 29, 2018, the Company’s $150.0 million asset-based lending (ABL) facility remained undrawn.
Third Quarter 2018 Segment Performance
Sales in the Engineered Building Systems segment were $230.1 million in the third quarter of fiscal 2018, compared to $191.9 million in the prior year period, increasing primarily as a result of commercial discipline passing through higher input costs and increased tonnage volumes. Operating income increased 62.5% to $24.3 million this quarter, compared to $14.9 million in the prior year’s third quarter. Adjusted Operating Income, a non-GAAP measure, increased 50.0% to $23.8 million this quarter, compared to $15.9 million in the third quarter 2017. Operating margins increased as a result of reduced ESG&A costs and an emphasis on order profitability over volumes.
The Metal Components segment generated $186.4 million in sales during the quarter, an increase of 12.1% from $166.3 million in the prior year’s third quarter, led by the disciplined pass-through of increasing input costs and higher external volumes in the segment. Operating income was $28.7 million in the third fiscal quarter of 2018, compared to $23.3 million in the same period last year. Adjusted Operating Income was $28.7 million in the quarter, compared to $23.2 million in the prior year’s third quarter. The Metal Components segment’s operating margins increased as a result of improved operating leverage on higher external volumes.
The Insulated Metal Panels (“IMP”) segment generated $133.7 million in sales during the quarter, an increase of 11.7% from $119.7 million in the prior year’s third quarter, as a result of higher external volumes and commercial discipline emphasizing project profitability over volumes. Operating income was $17.9 million for the quarter, compared to $11.5 million in the third quarter of 2017. Adjusted Operating Income was $12.1 million, compared to $11.7 million in the same period last year. The IMP segment’s Adjusted Operating Income Margins decreased from the prior year primarily as a result of a change in product mix.
Sales in the Metal Coil Coating segment were $116.4 million during the third quarter of fiscal 2018, an increase of 22.2% from $95.3 million in the prior year’s third quarter, as a result of higher volumes in package sales and the pass-through of rising material costs. Operating income and Adjusted Operating Income were both $9.1 million in the third quarter of fiscal 2018 compared to $7.1 million in the third quarter of fiscal 2017, respectively. Operating margins in the Metal Coil Coating segment improved as a result of lower ESG&A costs and commercial discipline.
Market Commentary
The key leading indicators that NCI follows and that typically have the most meaningful correlation to nonresidential low-rise construction starts are the American Institute of Architects’ (“AIA”) Architecture Mixed Use Index, the Dodge Residential single family starts and the Conference Board Leading Economic Index (“LEI”). Historically, there has been a very high correlation to the volume of nonresidential low-rise construction starts when the three leading indicators are combined and then seasonally adjusted. Based on the combined forward projection of these metrics, and assuming a 9- to 14-month historical lag for each metric, the Company continues to expect new nonresidential low-rise construction starts in the Company’s addressable market for its legacy businesses to grow 2.0% to 4.0% in fiscal 2018.
Guidance
Looking ahead, NCI’s key economic indicators are tracking to expectation and year-over-year growth in both bookings and backlog support the Company’s favorable outlook for fiscal 2018. For the fourth quarter of fiscal 2018, NCI expects revenues to be in the range of $550 to $570 million and Adjusted EBITDA to be in the range of $60 to $70 million.
The Company has provided additional detailed financial guidance in the quarterly supplemental presentation that can be found at www.ncibuildingsystems.com under the “Investors” section.

Recent Developments
On July 17, 2018, NCI entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ply GemParent, LLC, a Delaware limited liability company (“Ply Gem”), and for certain limited purposes set forth in the Merger Agreement, Clayton, Dubilier & Rice, LLC, a Delaware limited liability company (the “Sponsor”). Pursuant to the terms of the Merger Agreement, at the closing of the merger, Ply Gem will be merged with and into the Company with the Company continuing its existence as a Delaware corporation (the “Merger”). At the closing of the Merger, all of Ply Gem’s equity interests (the “Ply Gem LLC Interests”) as of immediately prior to the closing of the Merger will be converted into the right of the holders of the Ply Gem LLC Interests (the “Ply Gem Holders”) to receive, in the aggregate with respect to all such Ply Gem LLC Interests, 58.7 million shares of NCI common stock, par value $0.01 per share (“Common Stock”) (collectively, the “Aggregate Merger Consideration”), with each Ply Gem Holder being entitled to receive its pro rata share of the Aggregate Merger Consideration. The shares of NCI’s Common Stock outstanding prior to the Merger will remain outstanding after the closing of the Merger. Upon the close of the Merger, the pre-Merger NCI shareholders will own approximately 53% of the Company’s common equity, with the Ply Gem Holders owning approximately 47%.
A preliminary proxy detailing the Merger was filed with the Securities and Exchange Commission (the “SEC”) on August 9, 2018. The parties expect the Merger to close in the fourth calendar quarter of 2018, subject to approval by NCI shareholders and customary conditions, including regulatory approvals.
On August 28, 2018 Ply Gem announced it has entered into an agreement with Andersen Corporation to acquire the Silver Line vinyl window and patio door division, which had 2017 annual revenues of more than $440 million. The transaction, valued at approximately $190 million, aligns with Ply Gem’s strategy of driving growth in revenues and earnings in part through targeted acquisitions of highly complementary businesses. Based upon 2018 estimated Adjusted EBITDA and giving effect to anticipated cost savings and synergies, the transaction is expected to result in a purchase price multiple of 4.4x and will have a neutral impact on the leverage ratio of the pro forma NCI and Ply Gem combination.
Conference Call Information
The NCI Building Systems, Inc. third quarter fiscal 2018 conference call is scheduled for Wednesday, August 29, 2018, at 9:00 a.m. ET (8:00 a.m. CT). Please dial 1-412-902-0003 or 1-877-407-0672 (toll-free) to participate in the call. To listen to a live broadcast of the call over the Internet or to review the archived call, please visit the Company's website at www.ncibuildingsystems.com. To access the taped telephone replay, please dial 1-201-612-7415 or 1-877-660-6853 (toll-free) and the passcode 13681318# when prompted. The taped replay will be available two hours after the call through September 12, 2018. A replay of the webcast will be available on the Company’s website under the Event Calendar, Calls & Webcast section of the Investor Relations page of the NCI website for approximately 90 days.
About NCI Building Systems
NCI Building Systems, Inc. is one of North America's largest integrated manufacturers of metal products for the nonresidential building industry. NCI is comprised of a family of companies operating manufacturing facilities across the United States, Canada and Mexico with additional sales and distribution offices throughout the United States and Canada. For more information visit www.ncibuildingsystems.com.
Contact:
K. Darcey Matthews
Vice President, Investor Relations
281-897-7785
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “anticipate," “guidance,” “plan,” “potential,” “expect,” “should,” “will,” “forecast” and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current expectations, assumptions and/or beliefs concerning future events. As a result, these forward-looking statements rely on a number of assumptions, forecasts, and estimates and, therefore, these forward-looking statements are subject to a number of risks and uncertainties that may cause the Company's actual performance to differ materially from that projected in such statements. Such forward-looking statements may include, but are not limited to, statements concerning our market commentary and expectations for new nonresidential low-rise construction starts in fiscal 2018 and our financial outlook and guidance, including the fourth quarter fiscal 2018 forecasted revenues and Adjusted EBITDA and other consolidated financial performance guidance. Among the factors that could cause actual results to differ materially include, but are not limited to, risks and uncertainties relating to the Merger, including the possibility that the Merger does not close when expected or at all because the conditions to closing are not satisfied on a timely basis or at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the

Merger; diversion of management’s attention from ongoing business operations and opportunities as a result of the pending Merger; our ability to secure stockholder and regulatory approvals for the Merger in a timely manner or on the terms desired or anticipated; retention and replacement of key personnel in connection with the pendency of the Merger; industry cyclicality and seasonality; adverse weather conditions; challenging economic conditions affecting the nonresidential construction industry; volatility in the U.S. economy and abroad, generally, and in the credit markets; our substantial indebtedness and our ability to incur substantially more indebtedness; our ability to generate the significant cash flow required to service or refinance our existing debt, and obtain future financing; our ability to comply with the financial tests and covenants in our existing and future debt obligations; operational limitations or restrictions in connection with our debt; increases in interest rates; recognition of asset impairment charges; commodity price increases and/or limited availability of raw materials, including steel; our ability to make strategic acquisitions accretive to earnings; retention and replacement of key personnel; our ability to carry out our restructuring plans and to fully realize the expected cost savings; enforcement and obsolescence of intellectual property rights; fluctuations in customer demand; costs related to environmental clean-ups and liabilities; competitive activity and pricing pressure; increases in energy prices; volatility of the price of our Common Stock; the dilutive effect on the Company’s common stockholders of potential sales of Common Stock held by our sponsor; substantial governance and other rights held by our sponsor; breaches of our information system security measures and damage to our major information management systems; hazards that may cause personal injury or property damage, thereby subjecting us to liabilities and possible losses, which may not be covered by insurance; changes in laws or regulations, including the Dodd-Frank Act; the timing and amount of our stock repurchases; and costs and other effects of legal and administrative proceedings, settlements, investigations, claims and other matters. See also the “Risk Factors” in the Company's Annual Report on Form 10-K for the fiscal year ended October 29, 2017, and other risks described in documents subsequently filed by the Company from time to time with the SEC, which identify other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. The Company expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements, whether as a result of new information, future events, or otherwise.

NCI BUILDING SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Fiscal Three Months Ended		Fiscal Nine Months Ended
	July 29, 2018	July 30, 2017	July 29, 2018	July 30, 2017
Sales	$548,525	$469,385	$1,426,943	$1,281,552
Cost of sales	415,124	354,416	1,097,542	981,793
Gross profit	133,401	114,969	329,401	299,759
	24.3%	24.5%	23.1%	23.4%

Engineering, selling, general and administrative expenses	79,039	76,309	228,231	220,473
Intangible asset amortization	2,412	2,405	7,237	7,215
Restructuring and impairment charges, net	(439)	1,009	1,143	3,587
Strategic development and acquisition related costs	3,642	1,297	5,503	1,778
(Gain) loss on disposition of business	(1,013)	—	5,673	—
Gain on insurance recovery	(4,741)	(148)	(4,741)	(9,749)
Income from operations	54,501	34,097	86,355	76,455
Interest income	48	20	118	164
Interest expense	(4,572)	(7,373)	(16,913)	(21,738)
Foreign exchange (loss) gain	(258)	985	(92)	1,035
Loss on extinguishment of debt	—	—	(21,875)	—
Other income, net	345	337	1,072	1,045
Income before income taxes	50,064	28,066	48,665	56,961
Provision for income taxes	14,078	9,845	13,114	19,727
	28.1%	35.1%	26.9%	34.6%

Net income	$35,986	$18,221	$35,551	$37,234
Net income allocated to participating securities	(221)	(102)	(248)	(240)
Net income applicable to common shares	$35,765	$18,119	$35,303	$36,994

Income per common share:
Basic	$0.54	$0.26	$0.53	$0.52
Diluted	$0.54	$0.25	$0.53	$0.52

Weighted average number of common shares outstanding:
Basic	66,335	71,047	66,361	70,973
Diluted	66,438	71,183	66,477	71,134

Increase in sales	16.9%	1.5%	11.3%	6.4%

Engineering, selling, general and administrative expenses percentage	14.4%	16.3%	16.0%	17.2%

NCI BUILDING SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	July 29, 2018	October 29, 2017
ASSETS
Current assets:
Cash and cash equivalents	$43,322	$65,658
Restricted cash	180	136
Accounts receivable, net	211,098	199,897
Inventories, net	260,879	198,296
Income taxes receivable	1,171	3,617
Investments in debt and equity securities, at market	5,785	6,481
Prepaid expenses and other	35,859	31,359
Assets held for sale	7,272	5,582
Total current assets	565,566	511,026

Property, plant and equipment, net	230,851	226,995
Goodwill	148,291	148,291
Intangible assets, net	129,933	137,148
Deferred income taxes	1,701	2,544
Other assets, net	5,352	5,108
Total assets	$1,081,694	$1,031,112

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$4,150	$—
Note payable	994	440
Accounts payable	179,700	147,772
Accrued compensation and benefits	58,454	59,189
Accrued interest	1,488	6,414
Accrued income taxes	7,925	—
Other accrued expenses	106,204	102,233
Total current liabilities	358,915	316,048

Long-term debt, net of deferred financing costs of $5,971 and $6,857	403,842	387,290
Deferred income taxes	1,740	4,297
Other long-term liabilities	18,111	18,230
Total long-term liabilities	423,693	409,817

Common stock	663	687
Additional paid-in capital	521,059	562,277
Accumulated deficit	(213,846)	(248,046)
Accumulated other comprehensive loss, net	(7,623)	(7,531)
Treasury stock, at cost	(1,167)	(2,140)
Total stockholders’ equity	299,086	305,247

Total liabilities and stockholders’ equity	$1,081,694	$1,031,112

NCI BUILDING SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Fiscal Nine Months Ended
	July 29, 2018	July 30, 2017
Cash flows from operating activities:
Net income	$35,551	$37,234
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	30,974	30,656
Amortization of deferred financing costs	1,140	1,398
Loss on extinguishment of debt	21,875	—
Share-based compensation expense	8,909	8,146
Gain on insurance recovery	(4,741)	(9,749)
Loss on disposition of business, net	5,092	—
(Gains) losses on assets, net	(875)	438
Provision for doubtful accounts	(177)	1,145
(Benefit) provision for deferred income taxes	(1,676)	70
Changes in operating assets and liabilities, net of effect of acquisitions and dispositions:
Accounts receivable	(13,512)	(8,559)
Inventories	(64,882)	(25,909)
Income taxes	2,446	(1,284)
Prepaid expenses and other	(3,686)	1,069
Accounts payable	34,567	(22,212)
Accrued expenses	6,088	(10,499)
Other, net	(185)	(1,347)
Net cash provided by operating activities	56,908	597
Cash flows from investing activities:
Capital expenditures	(34,867)	(15,629)
Proceeds from sale of property, plant and equipment	6,338	2,533
Business disposition, net	(1,426)	—
Proceeds from insurance	4,741	8,593
Net cash used in investing activities	(25,214)	(4,503)
Cash flows from financing activities:
(Deposit) refund of restricted cash	(44)	96
Proceeds from stock options exercised	1,279	1,195
Proceeds from ABL facility	85,000	35,000
Payments on ABL facility	(85,000)	(35,000)
Proceeds from term loan	415,000	—
Payments on term loan	(145,184)	(10,180)
Payments on senior notes	(265,470)	—
Payments on note payable	(1,245)	(1,096)
Payments of financing costs	(6,521)	—
Payments related to tax withholding for share-based compensation	(5,048)	(2,389)
Purchases of treasury stock	(46,705)	(3,533)
Net cash used in financing activities	(53,938)	(15,907)
Effect of exchange rate changes on cash and cash equivalents	(92)	333
Net decrease in cash and cash equivalents	(22,336)	(19,480)
Cash and cash equivalents at beginning of period	65,658	65,403
Cash and cash equivalents at end of period	$43,322	$45,923

NCI BUILDING SYSTEMS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED NET INCOME PER DILUTED COMMON SHARE AND NET INCOME COMPARISON
(In thousands, except per share data)
(Unaudited)

	Fiscal Three Months Ended		Fiscal Nine Months Ended
	July 29, 2018	July 30, 2017	July 29, 2018	July 30, 2017
Net income per diluted common share, GAAP basis	$0.54	$0.25	$0.53	$0.52
Loss on extinguishment of debt	—	—	0.33	—
(Gain) loss on disposition of business	(0.02)	—	0.09	—
Restructuring and impairment charges, net	(0.01)	0.01	0.01	0.05
Strategic development and acquisition related costs	0.06	0.02	0.08	0.02
Acceleration of CEO retirement benefits	—	—	0.07	—
Gain on insurance recovery	(0.07)	0.00	(0.07)	(0.14)
Other, net	—	0.00	0.00	0.01
Tax effect of applicable non-GAAP adjustments(1)	0.01	(0.01)	(0.14)	0.02
Adjusted net income per diluted common share(2)	$0.51	$0.27	$0.90	$0.48

	Fiscal Three Months Ended		Fiscal Nine Months Ended
	July 29, 2018	July 30, 2017	July 29, 2018	July 30, 2017
Net income applicable to common shares, GAAP basis	$35,765	$18,119	$35,303	$36,994
Loss on extinguishment of debt	—	—	21,875	—
(Gain) loss on disposition of business	(1,013)	—	5,673	—
Restructuring and impairment charges, net	(439)	1,009	1,143	3,587
Strategic development and acquisition related costs	3,642	1,297	5,503	1,778
Acceleration of CEO retirement benefits	—	—	4,600	—
Gain on insurance recovery	(4,741)	(148)	(4,741)	(9,749)
Other, net	—	235	(323)	563
Tax effect of applicable non-GAAP adjustments(1)	696	(933)	(9,296)	1,490
Adjusted net income applicable to common shares(2)	$33,910	$19,579	$59,737	$34,663

(1)	The Company calculated the tax effect of non-GAAP adjustments by applying the applicable statutory tax rate for the period to each applicable non-GAAP item.

(2)
The Company discloses a tabular comparison of Adjusted net income per diluted common share and Adjusted net income applicable to common shares, which are non-GAAP measures, because they are referred to in the text of our press releases and are instrumental in comparing the results from period to period. Adjusted net income per diluted common share and Adjusted net income applicable to common shares should not be considered in isolation or as a substitute for net income per diluted common share and net income applicable to common shares as reported on the face of our consolidated statements of operations.

NCI Building Systems, Inc.
Business Segments
(In thousands)
(Unaudited)

	Fiscal Three Months Ended					Fiscal Nine Months Ended
	July 29, 2018		July 30, 2017			July 29, 2018		July 30, 2017
		% of Total Sales		% of Total Sales	% Change		% of Total Sales		% of Total Sales	% Change
Total Sales
Engineered Building Systems	$230,098	35	$191,910	33	19.9%	$554,302	32	$505,797	33	9.6%
Metal Components	186,421	28	166,305	29	12.1%	501,709	29	455,373	29	10.2%
Insulated Metal Panels	133,740	20	119,730	21	11.7%	357,947	21	317,862	21	12.6%
Metal Coil Coating	116,440	17	95,261	17	22.2%	299,973	18	270,330	17	11.0%
Total sales	666,699	100	573,206	100	16.3%	1,713,931	100	1,549,362	100	10.6%
Less: Intersegment sales	(118,174)	18	(103,821)	18	13.8%	(286,988)	17	(267,810)	17	7.2%
Total net sales	$548,525	82	$469,385	82	16.9%	$1,426,943	83	$1,281,552	83	11.3%

		% of Sales		% of Sales			% of Sales		% of Sales
External Sales
Engineered Building Systems	$218,614	40	$182,164	39	20.0%	$524,038	37	$481,641	38	8.8%
Metal Components	165,697	30	140,639	30	17.8%	440,886	31	389,486	30	13.2%
Insulated Metal Panels	106,605	19	98,026	21	8.8%	303,910	21	267,240	21	13.7%
Metal Coil Coating	57,609	11	48,556	10	18.6%	158,109	11	143,185	11	10.4%
Total external sales	$548,525	100	$469,385	100	16.9%	$1,426,943	100	$1,281,552	100	11.3%

Operating Income
Engineered Building Systems	$24,296	11	$14,948	8	62.5%	$41,830	8	$28,345	6	47.6%
Metal Components	28,688	15	23,276	14	23.3%	67,859	14	55,649	12	21.9%
Insulated Metal Panels	17,859	13	11,468	10	55.7%	26,470	7	33,037	10	-19.9%
Metal Coil Coating	9,121	8	7,107	7	28.3%	21,626	7	20,040	7	7.9%
Corporate	(25,463)	-	(22,702)	-	12.2%	(71,430)	-	(60,616)	-	17.8%
Total operating income	$54,501	10	$34,097	7	59.8%	$86,355	6	$76,455	6	12.9%

Adjusted Operating Income (1)
Engineered Building Systems	$23,832	10	$15,889	8	50.0%	$42,955	8	$31,519	6	36.3%
Metal Components	28,713	15	23,188	14	23.8%	66,601	13	55,575	12	19.8%
Insulated Metal Panels	12,105	9	11,711	10	3.4%	29,135	8	24,290	8	19.9%
Metal Coil Coating	9,121	8	7,107	7	28.3%	21,626	7	20,040	7	7.9%
Corporate	(21,821)	-	(21,405)	-	1.9%	(61,784)	-	(58,789)	-	5.1%
Total adjusted operating income	$51,950	9	$36,490	8	42.4%	$98,533	7	$72,635	6	35.7%

Adjusted EBITDA (2)
Engineered Building Systems	$25,558	11	$19,435	10	31.5%	$49,726	9	$39,460	8	26.0%
Metal Components	30,124	16	24,509	15	22.9%	71,152	14	59,612	13	19.4%
Insulated Metal Panels	16,378	12	16,016	13	2.3%	42,081	12	37,620	12	11.9%
Metal Coil Coating	11,218	10	9,170	10	22.3%	27,866	9	26,249	10	6.2%
Corporate	(20,026)	-	(18,756)	-	6.8%	(55,028)	-	(49,425)	-	11.3%
Total adjusted EBIDTA	$63,252	12	$50,374	11	25.6%	$135,797	10	$113,516	9	19.6%

(1)
The Company discloses a tabular comparison of Adjusted operating income (loss), which is a non-GAAP measure, because it is instrumental in comparing the results from period to period. Adjusted operating income (loss) should not be considered in isolation or as a substitute for operating income (loss) as reported on the face of our statements of operations.

(2)
The Company's Term Loan Credit Agreement defines Adjusted EBITDA. Adjusted EBITDA excludes non-cash charges for goodwill and other asset impairments and stock compensation as well as certain special charges. As such, the historical information is presented in accordance with the definition above. The Company's Asset-Based Lending facility has substantially the same definition of Adjusted EBITDA. The Company is disclosing Adjusted EBITDA, which is a non-GAAP measure, because it is used by management and provided to investors to provide comparability of underlying operational results.

NCI BUILDING SYSTEMS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

Consolidated

	Fiscal Three Months Ended				Fiscal Nine Months Ended	Trailing Twelve Months
	October 29, 2017	January 28, 2018	April 29, 2018	July 29, 2018	July 29, 2018	July 29, 2018
Total Net Sales	$488,726	$421,349	$457,069	$548,525	$1,426,943	$1,915,669

Operating Income, GAAP	33,325	12,898	18,956	54,501	86,355	119,680
Restructuring and impairment	1,709	1,094	488	(439)	1,143	2,852
Strategic development and acquisition related costs	193	727	1,134	3,642	5,503	5,696
Loss (gain) on disposition of business	—	—	6,686	(1,013)	5,673	5,673
Acceleration of CEO retirement benefits	—	4,600	—	—	4,600	4,600
Gain on insurance recovery	—	—	—	(4,741)	(4,741)	(4,741)
Unreimbursed business interruption costs	28	—	—	—	—	28
Goodwill impairment	6,000	—	—	—	—	6,000
Adjusted Operating Income	41,255	19,319	27,264	51,950	98,533	139,788

Other income and expense	(62)	928	(34)	87	981	919
Depreciation and amortization	10,664	10,358	10,442	10,174	30,974	41,638
Share-based compensation expense	2,084	2,270	1,998	1,041	5,309	7,393
Adjusted EBITDA	$53,941	$32,875	$39,670	$63,252	$135,797	$189,738

Year over year growth, Total Net Sales	1.8%	7.6%	8.7%	16.9%	11.3%	8.7%
Operating Income Margin	6.8%	3.1%	4.1%	9.9%	6.1%	6.2%
Adjusted Operating Income Margin	8.4%	4.6%	6.0%	9.5%	6.9%	7.3%
Adjusted EBITDA Margin	11.0%	7.8%	8.7%	11.5%	9.5%	9.9%

	Fiscal Three Months Ended				Fiscal Nine Months Ended	Trailing Twelve Months
	October 30, 2016	January 29, 2017	April 30, 2017	July 30, 2017	July 30, 2017	July 30, 2017
Total Net Sales	$480,314	$391,703	$420,464	$469,385	$1,281,552	$1,761,866

Operating Income, GAAP	39,391	9,886	32,472	34,097	76,455	115,846
Restructuring and impairment	815	2,264	315	1,009	3,588	4,403
Strategic development and acquisition related costs	590	357	124	1,297	1,778	2,368
Loss on sale of assets and asset recovery	62	—	137	—	137	199
Gain on insurance recovery	—	—	(9,601)	(148)	(9,749)	(9,749)
Unreimbursed business interruption costs	—	—	191	235	426	426
Adjusted Operating Income	40,858	12,507	23,638	36,490	72,635	113,493

Other income and expense	(192)	309	449	1,322	2,080	1,888
Depreciation and amortization	9,815	10,315	10,062	10,278	30,655	40,470
Share-based compensation expense	3,181	3,042	2,820	2,284	8,146	11,327
Adjusted EBITDA	$53,662	$26,173	$36,969	$50,374	$113,516	$167,178

Operating Income Margin	8.2%	2.5%	7.7%	7.3%	6.0%	6.6%
Adjusted Operating Income Margin	8.5%	3.2%	5.6%	7.8%	5.7%	6.4%
Adjusted EBITDA Margin	11.2%	6.7%	8.8%	10.7%	8.9%	9.5%

NCI BUILDING SYSTEMS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

Engineered Building Systems

	Fiscal Three Months Ended				Fiscal Nine Months Ended	Trailing Twelve Months
	October 29, 2017	January 28, 2018	April 29, 2018	July 29, 2018	July 29, 2018	July 29, 2018
Total Sales	$188,183	$156,964	$167,240	$230,098	$554,302	$742,485
External Sales	178,222	148,288	157,136	218,614	524,038	702,260

Operating Income, GAAP	13,043	8,263	9,271	24,296	41,830	54,873
Restructuring and impairment	695	1,136	280	(464)	952	1,647
Strategic development and acquisition related costs	—	173	—	—	173	173
Adjusted Operating Income	13,738	9,572	9,551	23,832	42,955	56,693

Other income and expense	(694)	733	(88)	(179)	466	(228)
Depreciation and amortization	2,198	2,077	2,323	1,905	6,305	8,503
Adjusted EBITDA	$15,242	$12,382	$11,786	$25,558	$49,726	$64,968

Year over year growth, Total sales	(7.8)%	3.8%	2.8%	19.9%	9.6%	4.6%
Year over year growth, External Sales	(9.3)%	2.3%	1.7%	20.0%	8.8%	3.5%
Operating Income Margin	6.9%	5.3%	5.5%	10.6%	7.5%	7.4%
Adjusted Operating Income Margin	7.3%	6.1%	5.7%	10.4%	7.7%	7.6%
Adjusted EBITDA Margin	8.1%	7.9%	7.0%	11.1%	9.0%	8.8%

	Fiscal Three Months Ended				Fiscal Nine Months Ended	Trailing Twelve Months
	October 30, 2016	January 29, 2017	April 30, 2017	July 30, 2017	July 30, 2017	July 30, 2017
Total Sales	$204,208	$151,263	$162,624	$191,910	$505,797	$710,005
External Sales	196,596	145,021	154,456	182,164	481,641	678,237

Operating Income, GAAP	22,830	6,503	6,894	14,948	28,345	51,175
Restructuring and impairment	211	1,910	186	941	3,037	3,248
Loss on sale of assets and asset recovery	62	—	137	—	137	199
Adjusted Operating Income	23,103	8,413	7,217	15,889	31,519	54,622

Other income and expense	(362)	(41)	(125)	1,291	1,125	763
Depreciation and amortization	2,399	2,276	2,285	2,255	6,816	9,215
Adjusted EBITDA	$25,140	$10,648	$9,377	$19,435	$39,460	$64,600

Operating Income Margin	11.2%	4.3%	4.2%	7.8%	5.6%	7.2%
Adjusted Operating Income Margin	11.3%	5.6%	4.4%	8.3%	6.2%	7.7%
Adjusted EBITDA Margin	12.3%	7.0%	5.8%	10.1%	7.8%	9.1%

NCI BUILDING SYSTEMS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

Metal Components

	Fiscal Three Months Ended				Fiscal Nine Months Ended	Trailing Twelve Months
	October 29, 2017	January 28, 2018	April 29, 2018	July 29, 2018	July 29, 2018	July 29, 2018
Total Sales	$181,288	$146,832	$168,456	$186,421	$501,709	$682,997
External Sales	155,183	127,528	147,661	165,697	440,886	596,069

Operating Income, GAAP	23,119	17,089	22,082	28,688	67,859	90,978
Restructuring and impairment	69	(1,403)	120	25	(1,258)	(1,189)
Adjusted Operating Income	23,188	15,686	22,202	28,713	66,601	89,789

Other income and expense	84	53	67	54	174	258
Depreciation and amortization	1,422	1,576	1,444	1,357	4,377	5,799
Adjusted EBITDA	$24,694	$17,315	$23,713	$30,124	$71,152	$95,846

Year over year growth, Total sales	8.9%	9.4%	8.8%	12.1%	10.2%	9.8%
Year over year growth, External Sales	10.9%	10.4%	10.8%	17.8%	13.2%	12.6%
Operating Income Margin	12.8%	11.6%	13.1%	15.4%	13.5%	13.3%
Adjusted Operating Income Margin	12.8%	10.7%	13.2%	15.4%	13.3%	13.1%
Adjusted EBITDA Margin	13.6%	11.8%	14.1%	16.2%	14.2%	14.0%

	Fiscal Three Months Ended				Fiscal Nine Months Ended	Trailing Twelve Months
	October 30, 2016	January 29, 2017	April 30, 2017	July 30, 2017	July 30, 2017	July 30, 2017
Total Sales	$166,532	$134,173	$154,895	$166,305	$455,373	$621,905
External Sales	139,968	115,557	133,290	140,639	389,486	529,454

Operating Income, GAAP	21,254	12,376	19,997	23,276	55,649	76,903
Restructuring and impairment	103	305	129	60	494	597
Gain on insurance recovery	—	—	(420)	(148)	(568)	(568)
Adjusted Operating Income	21,357	12,681	19,706	23,188	55,575	76,932

Other income and expense	(27)	28	52	55	135	108
Depreciation and amortization	1,406	1,334	1,302	1,266	3,902	5,308
Adjusted EBITDA	$22,736	$14,043	$21,060	$24,509	$59,612	$82,348

Operating Income Margin	12.8%	9.2%	12.9%	14.0%	12.2%	12.4%
Adjusted Operating Income Margin	12.8%	9.5%	12.7%	13.9%	12.2%	12.4%
Adjusted EBITDA Margin	13.7%	10.5%	13.6%	14.7%	13.1%	13.2%

NCI BUILDING SYSTEMS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

Insulated Metal Panels

	Fiscal Three Months Ended				Fiscal Nine Months Ended	Trailing Twelve Months
	October 29, 2017	January 28, 2018	April 29, 2018	July 29, 2018	July 29, 2018	July 29, 2018
Total Sales	$123,542	$110,794	$113,413	$133,740	$357,947	$481,489
External Sales	105,064	97,513	99,792	106,605	303,910	408,974

Operating Income, GAAP	14,895	7,071	1,540	17,859	26,470	41,365
Restructuring and impairment	683	1,284	88	—	1,372	2,055
Strategic development and acquisition related costs	90	300	61	—	361	451
Loss (gain) on disposition of business	—	—	6,686	(1,013)	5,673	5,673
Gain on insurance recovery	—	—	—	(4,741)	(4,741)	(4,741)
Unreimbursed business interruption costs	28	—	—	—	—	28
Adjusted Operating Income	15,696	8,655	8,375	12,105	29,135	44,831

Other income and expense	356	(273)	223	(51)	(101)	255
Depreciation and amortization	4,742	4,388	4,335	4,324	13,047	17,789
Adjusted EBITDA	$20,794	$12,770	$12,933	$16,378	$42,081	$62,875

Year over year growth, Total sales	12.3%	16.4%	10.2%	11.7%	12.6%	12.5%
Year over year growth, External Sales	13.4%	18.3%	15.0%	8.8%	13.7%	13.6%
Operating Income Margin	12.1%	6.4%	1.4%	13.4%	7.4%	8.6%
Adjusted Operating Income Margin	12.7%	7.8%	7.4%	9.1%	8.1%	9.3%
Adjusted EBITDA Margin	16.8%	11.5%	11.4%	12.2%	11.8%	13.1%

	Fiscal Three Months Ended				Fiscal Nine Months Ended	Trailing Twelve Months
	October 30, 2016	January 29, 2017	April 30, 2017	July 30, 2017	July 30, 2017	July 30, 2017
Total Sales	$110,001	$95,195	$102,937	$119,730	$317,862	$427,863
External Sales	92,648	82,441	86,773	98,026	267,240	359,888

Operating Income, GAAP	7,513	2,192	19,377	11,468	33,037	40,550
Restructuring and impairment	404	—	—	8	8	412
Gain on insurance recovery	—	—	(9,181)	—	(9,181)	(9,181)
Unreimbursed business interruption costs	—	—	191	235	426	426
Adjusted Operating Income	7,917	2,192	10,387	11,711	24,290	32,207

Other income and expense	270	35	340	(211)	164	434
Depreciation and amortization	3,926	4,392	4,258	4,516	13,166	17,092
Adjusted EBITDA	$12,113	$6,619	$14,985	$16,016	$37,620	$49,733

Operating Income Margin	6.8%	2.3%	18.8%	9.6%	10.4%	9.5%
Adjusted Operating Income Margin	7.2%	2.3%	10.1%	9.8%	7.6%	7.5%
Adjusted EBITDA Margin	11.0%	7.0%	14.6%	13.4%	11.8%	11.6%

NCI BUILDING SYSTEMS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

Metal Coil Coating

	Fiscal Three Months Ended				Fiscal Nine Months Ended	Trailing Twelve Months
	October 29, 2017	January 28, 2018	April 29, 2018	July 29, 2018	July 29, 2018	July 29, 2018
Total Sales	$98,550	$88,343	$95,190	$116,440	$299,973	$398,523
External Sales	50,257	48,020	52,480	57,609	158,109	208,366

Operating Income, GAAP	1,419	5,376	7,129	9,121	21,626	23,045
Goodwill impairment	6,000	—	—	—	—	6,000
Adjusted Operating Income	7,419	5,376	7,129	9,121	21,626	29,045

Depreciation and amortization	2,065	2,058	2,085	2,097	6,240	8,305
Adjusted EBITDA	$9,484	$7,434	$9,214	$11,218	$27,866	$37,350

Year over year growth, Total sales	2.7%	0.0%	9.8%	22.2%	11.0%	8.8%
Year over year growth, External Sales	(1.7)%	(1.4)%	14.2%	18.6%	10.4%	7.2%
Operating Income Margin	1.4%	6.1%	7.5%	7.8%	7.2%	5.8%
Adjusted Operating Income Margin	7.5%	6.1%	7.5%	7.8%	7.2%	7.3%
Adjusted EBITDA Margin	9.6%	8.4%	9.7%	9.6%	9.3%	9.4%

	Fiscal Three Months Ended				Fiscal Nine Months Ended	Trailing Twelve Months
	October 30, 2016	January 29, 2017	April 30, 2017	July 30, 2017	July 30, 2017	July 30, 2017
Total Sales	$95,987	$88,340	$86,729	$95,261	$270,330	$366,317
External Sales	51,102	48,684	45,945	48,556	143,185	194,287

Operating Income, GAAP	9,310	6,706	6,227	7,107	20,040	29,350
Adjusted Operating Income	9,310	6,706	6,227	7,107	20,040	29,350

Other income and expense	—	31	—	—	31	31
Depreciation and amortization	1,849	2,106	2,009	2,063	6,178	8,027
Adjusted EBITDA	$11,159	$8,843	$8,236	$9,170	$26,249	$37,408

Operating Income Margin	9.7%	7.6%	7.2%	7.5%	7.4%	8.0%
Adjusted Operating Income Margin	9.7%	7.6%	7.2%	7.5%	7.4%	8.0%
Adjusted EBITDA Margin	11.6%	10.0%	9.5%	9.6%	9.7%	10.2%

NCI BUILDING SYSTEMS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

Corporate

	Fiscal Three Months Ended				Fiscal Nine Months Ended	Trailing Twelve Months
	October 29, 2017	January 28, 2018	April 29, 2018	July 29, 2018	July 29, 2018	July 29, 2018
Operating Loss, GAAP	$(19,151)	$(24,901)	$(21,066)	$(25,463)	$(71,430)	$(90,581)
Restructuring and impairment	262	77	—	—	77	339
Strategic development and acquisition related costs	103	254	1,073	3,642	4,969	5,072
Acceleration of CEO retirement benefits	—	4,600	—	—	4,600	4,600
Adjusted Operating Loss	(18,786)	(19,970)	(19,993)	(21,821)	(61,784)	(80,570)

Other income and expense	192	415	(236)	263	442	634
Depreciation and amortization	237	259	255	491	1,005	1,242
Share-based compensation expense	2,084	2,270	1,998	1,041	5,309	7,393
Adjusted EBITDA	$(16,273)	$(17,026)	$(17,976)	$(20,026)	$(55,028)	$(71,301)

	Fiscal Three Months Ended				Fiscal Nine Months Ended	Trailing Twelve Months
	October 30, 2016	January 29, 2017	April 30, 2017	July 30, 2017	July 30, 2017	July 30, 2017
Operating Loss, GAAP	$(21,516)	$(17,891)	$(20,023)	$(22,702)	$(60,616)	$(82,132)
Restructuring and impairment	97	49	—	—	49	146
Strategic development and acquisition related costs	590	357	124	1,297	1,778	2,368
Adjusted Operating Loss	(20,829)	(17,485)	(19,899)	(21,405)	(58,789)	(79,618)

Other income and expense	(73)	256	182	187	625	552
Depreciation and amortization	235	207	208	178	593	828
Share-based compensation expense	3,181	3,042	2,820	2,284	8,146	11,327
Adjusted EBITDA	$(17,486)	$(13,980)	$(16,689)	$(18,756)	$(49,425)	$(66,911)